As filed with the Securities and Exchange Commission on May 13, 1997
                                 Registration No.




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ________________________


                             FORM S-8
                      REGISTRATION STATEMENT
                            UNDER THE
                      SECURITIES ACT OF 1933


                     GREIF BROS. CORPORATION
      (Exact name of registrant as specified in its charter)

            DELAWARE                            31-4388903
(State or other jurisdiction of         (IRS Employer Identifica-
 incorporation or organization)               tion Number)

                     621 Pennsylvania Avenue
                      Delaware, Ohio  43015
       (Address of principal executive offices) (Zip code)

                     Greif Bros. Corporation
                 1996 Directors Stock Option Plan
                     (Full title of the plan)

                 Michael J. Gasser, Chairman and
                     Chief Executive Officer
                     Greif Bros. Corporation
                     621 Pennsylvania Avenue
                      Delaware, Ohio  43015
                          (614) 363-1271
          (Name, address and telephone number, including
                 area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                        Proposed   Proposed
Title of    Amount to   maximum    maximum
securities  be          offering   aggregate   Amount of
to be       registered  price per  offering    registration
registered  (1)         share (2)  price (2)   fee
Class A     100,000     $25.875    $2,587,500  $784.00
Common
Stock,
without
par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares of Class A Common
    Stock that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Class A Common Stock as reported on the Nasdaq
    National Market system on May 9, 1997.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of
    1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
    (a), above; and

         (c)  The description of the Registrant's shares of Class
    A Common Stock which is contained in the Registrant's
    Registration Statement filed under Section 12 of the Exchange
    Act, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the Class A Common Stock being registered pursuant to this Registration Statement is being opined upon by Baker & Hostetler LLP, Columbus, Ohio. Daniel J. Gunsett, a partner in Baker & Hostetler LLP, is a director of the Registrant. Mr. Gunsett has been granted options for 4,000 shares of Class A Common Stock under the 1996 Directors Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware Business Corporation Act (the "Delaware Law") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

    Article 46 of the By-Laws of the Registrant, as amended, contains certain indemnification provisions adopted pursuant to authority contained in Section 145 of the Delaware Law. The By-Laws provide that each director of the Company is to be indemnified by the Registrant and saved harmless, whether or not then in office (and his or her heirs, executors and administrators) against all losses, expenses and damages sustained or reasonably incurred by him or her in connection with any action, suit or proceeding commenced or threatened, to which he or she may be a party by reason of his or her being or having been a director or officer of the Company, except in relation to matters as to which he or she is finally adjudged in such action, suit or proceeding to be liable for willful misfeasance, bad faith or negligence in the performance of his or her duties as such director or officer. The foregoing indemnification is not exclusive as to any other rights to which a director may be entitled as a matter of law or otherwise.

    Under Section 145 of the Delaware Law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145. The Registrant has purchased a liability policy to indemnify its officers and directors against losses arising from claims by reason of their legal liability for acts as officers and directors, subject to the limitations and conditions set forth in the policy.

    There is no litigation pending or, to the best of the Registrant's knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.
                                                 If Incorporated by Reference,
                                                 Document with which Exhibit
Exhibit No.        Description of Exhibit        was Previously Filed with SEC

4(a)               Article Fourth of the         Registration Statement on
                   Certificate of                Form S-8, File No. 333-26767
                   Incorporation, as amended,    (see Exhibit 4.2 therein).
                   of Greif Bros. Corporation.

4(b)               Greif Bros. Corporation 1996
                   Directors Stock Option Plan.  Contained herein.

5                  Opinion of Baker & Hostetler
                   LLP.                          Contained herein.

23(a)              Consent of Baker & Hostetler
                   LLP.                          Contained in Exhibit 5.

23(b)              Consent of Price Waterhouse
                   LLP.                          Contained herein.

24                 Powers of Attorney.           Registration Statement on
                                                 Form S-8, File No. 333-26767
                                                 (see Exhibit 24 therein).

ITEM 9.  UNDERTAKINGS.

    The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (I) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(I) and
    (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabili-ties (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on May 12, 1997.

                                  GREIF BROS. CORPORATION


Date:  May 12, 1997                    By /s/ Michael J. Gasser

                                          Michael J. Gasser, Chairman of the
                                          Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                Title                           Date


/s/ Michael J. Gasser        Chairman of the Board,             May 12, 1997
Michael J. Gasser            Chief Executive Officer,
                             and Director (principal
                             executive officer)

/s/ William B. Sparks, Jr.   President, Chief Operating         May 12, 1997
William B. Sparks, Jr.       Officer, and Director

/s/ John K. Dieker           Controller (principal financial    May 12, 1997
John K. Dieker               officer and principal accounting
                             officer)

Charles R. Chandler*         Director                           May 12, 1997
Charles R. Chandler

Michael H. Dempsey*          Director                           May 12, 1997
Michael H. Dempsey

Naomi C. Dempsey*            Director                           May 12, 1997
Naomi C. Dempsey

Daniel J. Gunsett*           Director                           May 12, 1997
Daniel J. Gunsett

Allan Hull*                  Director                           May 12, 1997
Allan Hull

Robert C. Macauley*          Director                           May 12, 1997
Robert C. Macauley

David J. Olderman*           Director                           May 12, 1997
David J. Olderman

J Maurice Struchen*          Director                           May 12, 1997
J Maurice Struchen

    *The undersigned, Michael J. Gasser, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the other above-named persons pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.

By /s/ Michael J. Gasser                                        May 12, 1997
   Michael J. Gasser, Attorney in Fact

                          EXHIBIT INDEX

                                                 If Incorporated by Reference,
                                                 Document with which Exhibit
Exhibit No.        Description of Exhibit        was Previously Filed with SEC
4(a)               Article Fourth of the         Registration Statement on
                   Certificate of                Form S-8, File No. 333-26767
                   Incorporation, as amended,    (see Exhibit 4.2 therein).
                   of Greif Bros. Corporation.

4(b)               Greif Bros. Corporation
                   1996 Directors Stock
                   Option Plan.                  Contained herein.

5                  Opinion of Baker &Hostetler
                   LLP.                          Contained herein.

23(a)              Consent of Baker & Hostetler
                   LLP.                          Contained in Exhibit 5.

23(b)              Consent of Price Waterhouse
                   LLP.                          Contained herein.

24                 Powers of Attorney.           Registration Statement on
                                                 Form S-8, File No. 333-26767
                                                 (see Exhibit 24 therein).